EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 29, 1996 included in the CRW Financial, Inc. Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this Registration Statement.



                                             Arthur Andersen, LLP


Philadelphia, Pa.
August 26, 1996